UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2018

PCM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 E. Mariposa Avenue

El Segundo, California 90245

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (310) 354-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2018, the Board of Directors (the “Board”) of PCM, Inc. (the “Company”) approved a new form of Indemnification Agreement (the “Amended and Restated Indemnification Agreement”) to be entered into with the Company’s officers and directors. Pursuant to the Amended and Restated Indemnification Agreements, the Company agrees to indemnify and advance expenses and costs incurred by each indemnitee in connection with any threatened, pending or completed action, suit, proceeding, or alternative dispute resolution mechanism arising as a result of his or her service as a director or officer, to the fullest extent permitted by the laws of the State of Delaware. Among other things, the revisions to the form clarify the scope of the Company’s indemnification obligations and clarify the scope of the indemnified party’s rights. The Amended and Restated Indemnification Agreements also establish various related procedures, processes and requirements.

The foregoing description of the form of Amended and Restated Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Indemnification Agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2018, the Board approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to make revisions to Article IX of the Bylaws, which provides for indemnification of officers, directors and certain agents. The amendments generally include (i) a narrowed class of individuals required to be indemnified by the Company, (ii) clarifications on rights to advancement of expenses of former officers and directors, and (iii) clarifications on certain procedures and presumptions with respect to the enforcement of indemnification rights. The amendments to the Bylaws were effective upon approval by the Board. As permitted under Bylaws, the Company has purchased directors’ and officers’ insurance to support the Company’s indemnification obligations.

The foregoing description of the does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, along with a copy marked to show changes from the prior Bylaws, filed herewith as Exhibits 3.1 and 3.2, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of PCM, Inc., amended as of September 10, 2018.
3.2	Second Amended and Restated Bylaws of PCM, Inc., marked to show amendments effective as of September 10, 2018.
10.1	Form of Amended and Restated Indemnification Agreement, by and between PCM, Inc. and the indemnitees parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2018	PCM, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer